SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2005

Berkshire Hathaway Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14905 (Commission File Number)	47-0813844 (IRS Employer Identification No.)

1440 Kiewit Plaza, Omaha, Nebraska 91302
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(402) 346-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

     An employee of a subsidiary of General Re Corporation (“General Re”) has been informed by the U.S. Department of Justice (“DOJ”) that the employee is a target of the DOJ’s ongoing investigation. This employee has also received a Wells notice from the Securities and Exchange Commission (“SEC”) in connection with the SEC’s ongoing investigation. General Re’s subsidiary has, effective May 16, 2005, placed this employee on administrative leave with pay, subject to the employee’s continuing cooperation with all governmental investigations.

     A former officer of General Re was previously informed by the U.S. Attorney for the Eastern District of Virginia (the “U.S. Attorney”) that this former officer is a target of the U.S. Attorney’s ongoing investigation.

     In addition to the employee first mentioned above and the officer of General Re who, as previously disclosed, also received a Wells notice from the staff of the SEC in connection with its ongoing investigation, a former officer of General Re has received a Wells notice from the staff of the SEC in connection with its investigation.

     The Chief Executive Officer of General Re’s subsidiary, Faraday Group, who previously served as the head of General Re’s international finite business unit, has also been placed on administrative leave with pay, effective May 16, 2005, subject to his continuing cooperation with all governmental investigations.

     As previously disclosed, Cologne Reinsurance Company (Dublin) Limited (“CRD”) is providing information to and cooperating fully with the Irish Financial Services Regulatory Authority in its inquiries regarding the activities of CRD.

     General Re’s subsidiary, Kolnische Ruckversicherungs-Gesellschaft AG (“Cologne Re”), is also cooperating fully with a recent request for information from the German Federal Financial Supervisory Authority regarding the activities of Cologne Re relating to “finite reinsurance” (as described in its request) and regarding transactions between Cologne Re or its subsidiaries, including CRD, and American International Group.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.
Date: May 13, 2005	By:	/s/ Marc D. Hamburg
		Name:	Marc D. Hamburg
		Title:	Vice President and Chief Financial Officer

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